UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 11, 2016

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 15, 2016, Spirit Realty Capital, Inc. (the “Company”) completed its registered underwritten public offering of 34,500,000 shares (including 4,500,000 shares sold pursuant to the exercise of the underwriters’ option to purchase additional shares in full) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to an underwriting agreement dated April 11, 2016 (the “Underwriting Agreement”) by and among the Company, Spirit Realty, L.P. (the “Operating Partnership”), and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein.
The offering was made pursuant to a registration statement on Form S-3 (File No. 333-192237) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 8, 2013, as amended by a post-effective amendment on May 13, 2014, a base prospectus dated May 13, 2014, and a prospectus supplement dated April 11, 2016 (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b)(5) under the Act.
The resulting net proceeds to the Company from the offering were approximately $368.9 million, after deducting the underwriting discount and other estimated expenses payable by the Company. The Company intends to contribute the net proceeds from the offering to the Operating Partnership in exchange for common units of partnership interest. The Operating Partnership intends to use the net proceeds from the offering to reduce amounts outstanding under its $370.0 million term loan facility. The Operating Partnership expects to redraw on its term loan facility and revolving credit facility from time to time to repay approximately $200.0 million of outstanding commercial mortgage backed securities maturing within the next 12 months, to fund identified and potential future acquisitions and for general corporate purposes.
Pursuant to the terms of the Underwriting Agreement, the Company and its directors and executive officers agreed not to sell or transfer any shares of Common Stock held by them for 45 days after April 11, 2016 without first obtaining the written consent of Morgan Stanley & Co. LLC, subject to certain exceptions as described in the Prospectus Supplement.
A copy of the opinion of Ballard Spahr LLP relating to the validity of the shares of Common Stock sold in the offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement included therein.
Forward-Looking Statements Disclaimer
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the Company’s continued ability to source new investments, risks associated with using debt to fund its business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, risks related to the potential relocation of the Company’s corporate headquarters to Dallas, Texas, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of the Company’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from the Company’s expectations, dependence on tenants financial condition and operating performance, and competition from other developers, owners and operators of real estate), potential fluctuations in the consumer price index, risks associated with the Company’s failure to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in the Company’s most recent filings with the Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated April 11, 2016, by and among Spirit Realty Capital, Inc., Spirit Realty, L.P., and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein

5.1	Opinion of Ballard Spahr LLP
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Phillip D. Joseph, Jr.
Phillip D. Joseph, Jr. Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Date: April 15, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1
Underwriting Agreement, dated April 11, 2016, by and among Spirit Realty Capital, Inc., Spirit Realty, L.P., and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein

5.1	Opinion of Ballard Spahr LLP
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)